  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2014

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-194280

MD	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure
On September 25, 2014, Griffin Capital Corporation, the sponsor of Griffin Capital Essential Asset REIT II, Inc. (the "Registrant"), issued a press release on behalf of the Registrant, announcing that the Registrant had reached the minimum offering amount of $2,000,000 in its public offering and commenced operations, as well as the approval of the initial distribution rate and the entry into two purchase and sale agreements by the Registrant's sponsor. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.
Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.
Item 8.01.    Other Events
Achievement of Minimum Offering Amount

On September 23, 2014, the Registrant reached the minimum offering amount of $2,000,000 in shares of common stock required to satisfy the conditions of its escrow agreement and commence operations and issue shares of common stock in the Registrant's initial public offering of up to $2.2 billion in shares of its common stock, consisting of $1.1 billion in Class A shares and $1.1 billion in Class T shares.

Determination of Initial Distribution Rate

On September 17, 2014, the Registrant’s board of directors authorized a daily distribution in the amount of $0.00150684932 per Class A or Class T share on the outstanding shares of common stock, payable to stockholders of record of such shares as shown on the Registrant's books as of the close of business on each day of the fiscal quarter in which the Registrant has raised the minimum offering amount, which distribution commenced on September 23, 2014, the date the minimum offering amount was raised, and will continue through the end of the fiscal quarter ending December 31, 2014. The daily distribution for the Class T shares will be partially adjusted to account for the Class T stockholder servicing fee, so that the annualized effective distribution rates for Class A shares and Class T shares per dollar invested will be comparable. Such distributions payable to each stockholder of record during a month will be paid on such date of the following month as the Registrant's Chief Executive Officer may determine.

Potential Acquisition of Exel Property and Atlas Copco Property

On July 22, 2014 the Registrant's sponsor executed a purchase and sale agreement with an unaffiliated third party (the "Exel Property Purchase Agreement") for the acquisition of a to-be-built, 312,000 square foot distribution warehouse located in Groveport, Ohio which will be fully leased to Exel Inc. (the "Exel Property"). Although the Registrant is not currently a party to and has no obligations under the Exel Property Purchase Agreement, the Registrant's sponsor intends to assign the Exel Property Purchase Agreement to the Registrant prior to closing. The board of directors of the Registrant approved the Registrant's potential acquisition of the Exel Property on September 19, 2014.

The purchase price for the Exel Property is $16.148 million, plus closing costs and acquisition fees. The Registrant expects this acquisition to close in the first or second quarter of 2015 and to fund such acquisition with a combination of debt and net proceeds from the Registrant's initial public offering.

On September 15, 2014 the Registrant's sponsor executed a purchase and sale agreement with an unaffiliated third party (the "Atlas Copco Property Purchase Agreement") for the acquisition of a 120,000 square foot office/R&D facility that is currently under construction and is located in Auburn Hills, Michigan which will be fully leased to Atlas Copco Tools & Assembly Systems LLC (the "Atlas Copco Property"). Although the Registrant is not currently a party to and has no obligations under the Atlas Copco Property Purchase Agreement, the

Registrant's sponsor intends to assign the Atlas Copco Property Purchase Agreement to the Registrant prior to closing. The board of directors of the Registrant approved the Registrant's potential acquisition of the Atlas Copco Property on September 19, 2014.

The purchase price for the Atlas Copco Property is $17.75 million, plus closing costs and acquisition fees. The Registrant expects this acquisition to close in the third quarter of 2015 and to fund such acquisition with a combination of debt and net proceeds from the Registrant's initial public offering.

The purchases of the Exel Property and the Atlas Copco Property are not contingent upon each other. Pursuant to the Exel Property Purchase Agreement and the Atlas Copco Purchase Agreement, respectively, the Registrant (upon assignment of the respective agreements) would be obligated to purchase the Exel Property and the Atlas Copco Property only after satisfactory completion of agreed upon closing conditions. The Registrant will decide whether to acquire the Exel Property and the Atlas Copco Property generally based upon:

•	the ability of the Registrant to raise sufficient proceeds in its public offering and to obtain sufficient amounts of debt on attractive terms to acquire the properties;

•	satisfactory completion of due diligence on the properties and the respective sellers of the properties;

•	satisfaction of the conditions to the acquisition in accordance with the purchase agreements; and

•	no material adverse change relating to the properties, the respective sellers of the properties or certain economic conditions.

There can be no assurance that the acquisition of the Exel Property or the acquisition of the Atlas Copco Property will be completed. In some circumstances, if the purchaser fails to complete the acquisitions, it may forfeit up to $500,000 in earnest money on the Exel Property and up to $2.1 million in earnest money on the Atlas Copco Property.

Other properties may be identified in the future that the Registrant may acquire prior to or instead of the Exel Property and the Atlas Copco Property. Due to the considerable conditions to the consummation of the acquisitions of the Exel Property and the Atlas Copco Property, the Registrant cannot make any assurances that the closing of the Exel Property or the Atlas Copco Property is probable.
Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits.
99.1   Press Release dated September 25, 2014

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: September 25, 2014	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Secretary